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THE BRESNER MANAGEMENT, INTERNATIONAL
--------------------------------------------------------------------------------
CAROL BRESNER, President                                   HOTEL DES ARTISTES
SANFORD ISRAEL, Executive Vice President                   1 WEST 67TH STREET
ELIZABETH SKALSKI, Vice President Operations                   SUITE 202
HELEN MUTSCH, Vice President of Sales                   NEW YORK, NEW YORK 10023
DONALD AIBEL, Tax/Financial Consultant                      (212) 877-0788
DAVID GROSSBERG, Esq., Legal Consultant                   FAX (212) 769-1722
ALAN ORLOFF, Travel
PORTIA ALLEN, Graphics


                                    AGREEMENT
                                    ---------


     On this date, January 19, 1996 between "ON ICE" of 517 N. Robertston Blvd., Suite 200, Los Angeles, CA 90048 as represented by Barry Mendelson acting in his official position and BRESNER MANAGEMENT hereinafter referred to as "PRODUCER" (exclusive international management for the St. Petersberg State Ice Ballet of St. Petersburg, Russia) as the other party, concluded the present Agreement regarding video taping of the St. Petersburg State Ice Ballet in the Bresner Management's production of "Sleeping Beauty" on ice.

                                   Article I
                           VALIDITY OF THE AGREEMENT
                           --------------------------

Validity period of the present agreement begins from the moment of its signing by the Parties and continues until the Parties have fulfilled their obligations and conditions as stipulated in it.


                                   Article II
                              SUBJECT OF CONTRACT
                              --------------------

Hereby the Parties agree that ON ICE undertakes to organize video production and taping of "The Sleeping Beauty" on ice. The taping will take place on February 10, 1996 at the Kravis Center in West Palm Beach, FL. The taping will take place during one performance of "The Sleeping Beauty" and immediately following the evening performance. A maximum of 8 hours following the performance is to be allotted for taping. An additional time required will be at the discretion of the PRODUCER with the understanding that the ice company has two performances the following day and that the integrity of those performances is of the utmost importance.

For "The Sleeping Beauty", PRODUCER will provide: the St. Petersburg State Ice Ballet company, costumes, set, props, and music. ON ICE to provide all other aspects necessary for the production; that will include all releases and financial arrangements for a videogram with the venue and with the unions involved at venue. ON ICE will provide all overtime pay for PRODUCERS crew that consists of lighting/sound technicians, head carpenter and company manager. They are to be paid $100.00 per hour commencing immediately following the performance.

It is understood that the video of this production shall in no way interfere with the artistic integrity of the production itself or the audience enjoyment of the production. Any changes including lighting, etc. are subject to the approval of the PRODUCER and theater management.





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                                      -2-



St. Petersburg State Ice Ballet company to consist of: 24 skaters, 1 tech director, 2 wardrobe, 1 make-up, 1 translator, 1 choreographer, 1 road manager, 1 general manager, 1 head carpenter, 1 lighting/sound technician.


                                  Article III
                               ON ICE TO PROVIDE
                               -----------------

1. All costs required by the venue and unions involved with the theater for extra time, extra labor and rights to videogram.
2. Food and drinks for the company during entire period of taping.
3. During period of rehearsal and taping ON ICE to provide all insurance including public liability and venue liability, full coverage for all equipment regarding the production as well as full occupational and injury coverage for the artists and crew.
4. 1 (one) 3/4 inch and 6 (six) 1/2 copies of videos "The Sleeping Beauty"



                                   Article IV
                             ROYALTIES AND PAYMENTS
                             ----------------------

Royalties are to be all inclusive of the fee as described below.

During the indicated period ON ICE guarantees PRODUCER a fee of $65,000.00, with no deductions.

ON ICE undertakes to pay all the sums to the PRODUCER as follows:

$32,500.00 by Certified check to be paid on or before Feb. 5, 1996.
$32,500.00 to be delivered to Bresner Management by wire transfer as shown below before the commencement of the taping of February 10, 1996. Receipt of wire transfer transaction to be presented to Bresner Management representative.

The Bresner Management, Inc.
1 West 67th St. #202
New York, NY 10023
account # 790118637
Republic National Bank of New York
265 Broadway
New York, NY 10007
routing # 021004823



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                                       3.

                                   Article V
                                EXCLUSIVE RIGHTS

     It is understood that ON ICE will negotiate exclusively during the period of five years from the above date with respect to any performances, recording or business relationships with the St. Petersburg State Ice Ballet. ON ICE will not communicate directly with St. Petersburg Ice Ballet in any way.


                                   Article VI
                         FILMING, RECORDING, INTERVIEWS

     It is understood that the only rights given by PRODUCER to ON ICE regarding the St. Petersburg State Ice Ballet and their production of "The Sleeping Beauty" are the rights to make videograms in perpetuity and that on other use had been granted. Any additional use of this videogram, this production and/or this company must be negotiated separately and with PRODUCER. ON ICE may use the name and likeness of the Sleeping Beauty Production and the St. Petersburg Ice Ballet on the home Video Box.



                                  Article VII
                                    BILLING

     Billing for company must be as per attached addendum #1. Bresner Management International is to be noted as producer of St. Petersburg State Ice Ballet's "The Sleeping Beauty" on ice.


                                  Article VIII
                                 FORCE MAJEURE

     Neither of the Parties is responsible for the failure to fulfill any of the conditions of obligations under the present Agreement in case of force majeure circumstances, caused by natural calamity, fire, governmental or state bans. Each of the Parties undertakes to inform the other Party of the force majeure circumstances immediately upon receiving information about it. All deposit monies to be returned under these conditions.

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                                       4.

                                   Article IX
                          ARGUMENTS AND DISAGREEMENTS

Parties shall try to settle all the arguments, disagreements, and complaints in connection with the present Agreement by way of amicable negotiations. In case of the failure to reach consent by way of friendly talks then arbitration should take place in New York under the auspices of the American Arbitration Association.

                                   Article X
                         GENERAL POSITIONS OF AGREEMENT

The present Agreement includes all the conditions and appendixes that the Parties agreed upon. All the amendments and supplements to the present Agreement shall be introduced in a written form, coordinated and signed by the Parties. However it is acceptable that the Parties coordinate minor amendments and changes by fax.

                         LEGAL ADDRESSES OF THE PARTIES
1. "ON ICE" 517 N. Robertson Blvd., Suite 200, Los Angeles, CA 90048 Tel. 310 278-5114 Fax: 310 278-5195

2. The Bresner Management. 1 West 67th Street, Suite 202, New York, NY 10023 Tel. 212-877-0788 Fax: 212 769-1722

Signed and agreed to:
                                           /s/ BARRY MENDELSON
______________________________             ________________________________
Carol Bresner, President                   Barry Mendelson
Bresner Management                         On Ice

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                HISTORY OF THE SAINT PETERSBURG STATE ICE BALLET

With its debut in 1967, Constantine Boyarski established ice ballet in Russia. By combining classical dance with the sport of figure skating, a new genre was born. On the basis of the "Nutcracker", to music by Tchaikovsky, Boyarski produced the first ice ballet performance bearing the name of the "Crystal Palace", which was an immediate success with the discerning Russian audience. As the repertory grew, so did the talent, scenery and program. Today a company of one hundred skaters, with more than 800 costumes, grace the mirror-like surface of the ice. The majority of the performers have been honored with medals and awards from Russia and international competitions. Since that first performance, the company has been seen in over 5000 performances by audiences in the Soviet Union, Poland, Sweden, Finland, Greece, Belgium, the United Kingdom and South Korea. And now, under the direction of Mikhail Kaminov, and for the first time in the history of the troupe, the Saint Petersburg State Ice Ballet will tour the United States in the 1995-96 season.

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THE SLEEPING BEAUTY                     Addendum #1
A Ballet based on a fairytale in two acts


Music: Peter Illich Tchaikovsky
Choreography: Merited Artist of Russia, Konstantin Rassadin
Costumes: Mikhail Shavdatuashvili

Cast:
King: Mikhail Prokofiev
Queen: Elena Khailova
Princess Aurora: Olga Kuvashova
Prince Desire: Pavel Ivanov
Lilac Fairy: Elena Komarova
Carabosse, the wicked fairy: Leonid Smirnov
Tenderness Fairy: Tatiana Rodionova
Playfulness Fairy: Yulia Ageeva
Generosity Fairy: Ludmila Pantchina
Light-heartedness Fairy (Canary); Irina Shakhovskaya
Catalabutte, Master of Ceremonies: Andrei Stroganov
Suitors: Alexei Pogodin, Oleg Riabov, Pavel Ivanov, Mikhail Lomovsky Diamond Fairy: Natalia Khazova
Saphire Fairy: Irina Shakhovskaya
Gold Fairy: Tatiana Rodionova
Silver Fairy: Anastasia Bunina
Princesse Florina: Ludmila Pantchina
Bluebird: Oleg Riabov
Red Riding Hood: Yulia Ageeva
Wolf: Alexie Pogodin
White Puss: Galina Kopoteva
Puss in Boots: Sergei Golodnev
Courtiers, Carabosse's Suite, Hunters: dancers of the Ballet

General Manager: Mikhail Kaminov
Principal Choreographer: Merited Artist of Russia, Galina Pirozhnaya
                         Merited Artist of Russia, Larisa Litvinenko
                         Elena Markova
Technical Director: Mikhail Shavdatuashvili
Senior Wardrobe Master: Anna Murnrina
Senior Makeup Artist: Galina Schmidt
Lighting Designer: Maya Shavdatuashvil

Produced by:
Bresner Management Internatiomnal, 1 West 67th St. Suite 202, New York, NY 10023 Ice rink provided by: Yontzmat
Production Manager: Kim Hanson

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SYNOPSIS

ACT I  - THE CHRISTENING - King Florestan and his Queen have invited all the
         Fairies to be present as Godmothers at the christening of the infant Princess Aurora. Unfortunately, the Fairy Carabosse has been forgotten, for no one has seen her for more than fifty years. But nevertheless she arrives, vastly insulted, just as the other Fairies are bestowing their gifts; she vows, by way of a christening present, that one day Aurora shall prick her finger with a spindle and die. Happily, the Lilac Fairy still has her own gift to bestow, and she confounds Carabosse by promising that Aurora shall not die, but shall instead fall into a deep sleep, from which she shall be awakened after a hundred years by a Prince's kiss.

         THE SPELL - It is Aurora's sixteenth birthday, and four Princes have come to woo her. During the festivities Carabosse so engineers events that Aurora suddenly comes upon an old woman working with a spindle - an article that the King had forbidden in his domain, in an attempt to forestall Carabosse curse. Aurora is so beguiled that the old woman hands her the spindle, and she dances with it. Suddenly she pricks her finger and collapses. Carabosse triumphantly appears, rejoicing that her curse has come true, away she vanishes, the Lilac Fairy enters to fulfill her promise. She cast a spell of sleep over the whole scene and commands a forest to grow up that will utterly conceal the palace.

ACT II - THE VISITOR - A hundred years later a Prince is on a hunting expedition in the same forest. He sends his couriers to follow the hunt while he remains alone, dreaming of finding his ideal of romantic love.

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         The Lilac Fairy appears and shows him a vision of Princess Aurora, and next summons the vision to dance with the Prince. When the vision disappears, the Prince implores the Lilac Fairy to lead him to the place where the Beauty sleeps, and the Lilac Fairy guides his steps to the over-grown and wooded palace where Aurora lies. He enters the palace, finds Aurora, and awakens her with a kiss.

       - THE WEDDING - Fairy-tale characters come to the wedding celebrations of the Prince and Aurora. They pay their respects to the bride and bridegroom, and then the whole assembly joins in general dance. In a final apotheosis the Lilac Fairy appears to bless the marriage.




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